UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2019
__________________
FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In an at-large election concluded on November 5, 2019, the participating members of the Federal Home Loan Bank of San Francisco (“Bank”) re-elected incumbent nonmember independent directors Melinda Guzman and Kevin Murray to new terms on the Bank's board. In addition, the participating California members of the Bank elected Shruti Miyashiro, President/CEO of Orange County's Credit Union, Santa Ana, California to a new term as a California member director on the Bank's board, and participating Nevada members of the Bank elected Matthew Hendricksen, Vice President, Treasury & Investments, Employers Insurance Company of Nevada, Reno, Nevada to a new term as a Nevada member director on the Bank's board . Each of these positions has a four-year term beginning January 1, 2020, and ending December 31, 2023. The Bank's board usually appoints directors to its committees in December each year. In accordance with Federal Housing Finance Agency regulations, compensation for service on the Bank's board for these directors will be subject to the Bank's annual Director Compensation and Expense Reimbursement Policy.

The Bank issued a press release announcing the election results. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Bank's 2019 director elections were conducted online and by mail. No in-person meeting of the members was held. With respect to the at-large election concluded on November 5, 2019, two candidates, incumbent nonmember independent directors Melinda Guzman, Chief Executive Officer/Attorney, Melinda Guzman Professional Corporation, Sacramento, California, and Kevin Murray, President/CEO Weingart Center Association, Los Angeles, California were nominated by the Bank's board to run for two nonmember independent director positions. Of the 330 institutions eligible to vote in the at-large election, 158 participated, casting a total of 9,551,487 votes, of which Ms. Guzman received 4,924,277 votes (representing 40.11% of total eligible voting shares) and Mr. Murray received 4,627,210 votes (representing 37.69% of total eligible voting shares). Ms. Guzman and Mr. Murray were elected.

Institutions eligible to vote in the 2019 California member director elections nominated four candidates for one California member director position to be filled in the 2019 California member director elections. Of these four candidates, Shruti Miyashiro, President/CEO, Orange County's Credit Union, Santa Ana, California, received the most votes cast and was elected. Of the 270 institutions eligible to vote in the 2019 California member director election, 134 participated, casting a total of 6,108,198 votes, of which Ms. Miyashiro received 3,629,912 votes. The table below shows the number of votes that each candidate received in the 2019 election for the California member director position:

Name	Member	Votes
Douglas J. Bystry	President/CEO, Clearinghouse CDFI, Lake Forest, California (FHFA Id 54943)	516,538
Deborah (Debbie) A. Meekins	Director and CRA Chair, Exchange Bank, Santa Rosa, California (FHFA Id 17740)	1,308,772
Shruti Miyashiro	President/CEO, Orange County’s Credit Union, Santa Ana, California (FHFA Id 14784)	3,629,912
Patricia M. Remch	Director, Community Bank of the Bay, Oakland, California (FHFA Id 53324)	652,976

Institutions eligible to vote in the 2019 Nevada member director elections nominated two candidates for one Nevada member director position to be filled in the 2019 Nevada member director elections. Of these two candidates, Matthew Hendricksen, Vice President, Treasury & Investments, Employers Insurance Company of Nevada, Reno, Nevada, received the most votes cast and was elected. Of the 21 institutions eligible to vote in the 2019 Nevada member director election, 13 participated, casting a total of 376,786 votes, of which Mr. Hendricksen received 238,980 votes. The table below shows the number of votes that each candidate received in the 2019 election for the Nevada member director position:

Name	Member	Votes
Bradley W. Beal	Chairman of the Board, One Nevada Credit Union, Las Vegas, Nevada (FHFA Id 53986)	137,806
Matthew Hendricksen	Vice President, Treasury & Investments, Employers Insurance Company of Nevada, Reno, Nevada (FHFA Id 55744)	238,980

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	News Release, dated November 6, 2019, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: November 7, 2019	By:	/s/ J. Gregory Seibly
J. Gregory Seibly President and Chief Executive Officer